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                                                                 Exhibit 10.5(c)

                               THIRD AMENDMENT OF
                           EVEREN CAPITAL CORPORATION
                  401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN (As
             Amended and Restated Effective as of September 1, 1995)


         WHEREAS, EVEREN Capital Corporation (the "company") maintains the EVEREN Capital Corporation 401(k) and Employee Stock Ownership Plan (As Amended and Restated Effective as of September 1, 1995) (the "plan"); and

         WHEREAS, the plan has been amended, and further amendment of the plan now is considered desirable;

         NOW, THEREFORE, pursuant to the power reserved to the committee under the plan (the "committee") by subsection 18.1 of the plan, the plan, as amended, is hereby further amended in the following particulars:
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         1. Effective as of January 1, 1995, by adding the following new subsection 4.9 to the plan immediately after subsection 4.8 thereof:

         "4.9. 1995 CORRECTIVE CONTRIBUTION. Subject to the conditions and limitations of the plan, each employer shall make a contribution to the plan of $950.00 (the '1995 corrective contribution') on behalf of each participant who was employed by that employer on December 31, 1995, and whose compensation (as defined below) for 1995 was less than $15,000.00. For purposes of this subsection, a participant's compensation shall equal the participant's income for 1995 from the employers as shown on the participant's Federal wage and tax statement for 1995 (Form W-2, Box 1), but including for such plan year all of a participant's income deferral contributions under this plan and all salary reductions made by the participant pursuant to an arrangement maintained by an employer under Section 125 of the Code during the plan year. The 1995 corrective contribution shall be paid in cash (without interest) to the trustee as soon as practicable following the end of the 1995 plan year, but not later than the time prescribed by law for filing the company's Federal income tax return for such plan year, including extensions thereof. The 1995 corrective contribution shall be applied in accordance with subsections 4.6 and 6.2 and shall be subject to the requirements of subsection 4.7."

         2. Effective as of March 31, 1996, by substituting "Investments in Company Stock and Preferred Stock" for the title of subsection 6.2 of the plan.

         3. Effective as of March 31, 1996, by adding the following paragraph at the end of subsection 6.2 of the plan:

         "On and after March 31, 1996, the committee shall direct the trustee to invest participants' account balances in shares of preferred stock issued by the company which are convertible into debentures issued by the company ('preferred stock'), as elected by participants pursuant to paragraph 6.3(b). Any purchases of preferred stock, and any conversion thereof or redemption of debentures, shall comply with the applicable requirements of ERISA. The committee shall establish procedures for accounting for participants' interests in preferred stock (including interests following the conversion of the preferred stock) and for dealing with the conversion of the preferred stock and the redemption of the debentures. Any voting rights appurtenant to the preferred stock shall be exercised by participants in accordance with the procedures set forth in Section 15 with respect to company stock."
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         4. Effective as of March 31, 1996, by substituting the following for paragraph 6.3(b) of the plan:

         "(b) EXISTING ACCOUNT BALANCES - INVESTMENT FUNDS AND PREFERRED STOCK. Each participant may elect to have all or a portion of the amount invested on the participant's behalf in any investment fund transferred to any one or more of the other investment funds or, effective March 31, 1996, to preferred stock. Each participant may elect to have all or a portion of the amount invested on the participant's behalf in preferred stock transferred to one or more of the investment funds. Participants may transfer amounts from the investment funds to company stock only pursuant to paragraph (c) below. Except as provided in subsection 6.4, participants shall not be entitled to transfer their account balances from company stock to the investment funds."

         5. Effective as of September 1, 1995, by adding the following paragraph to paragraph 6.3(c) of the plan immediately after the last sentence thereof:

         "In the event that a participant's election to invest in company stock is reduced because participants' elections exceed $25 million (as described above), such participant may make a one-time irrevocable election to invest in company stock that portion of such participant's account balances equal to the amount by which such participant's election under the initial offering was reduced. Any amounts invested in company stock in such secondary offering shall be treated as amounts invested under the initial offering, except that amounts invested in company stock pursuant to this secondary offering shall not be taken into account in determining the employer founders' stock contribution under subsection 4.4."

         6. Effective as of January 1, 1995, by adding the following sentence at the end of subsection 8.1 of the plan:

         "Furthermore, if the 1995 corrective contribution would cause a participant's annual addition for the 1995 plan year to exceed the limitations of this subsection 8.1, the applicable portion of such contribution shall be forfeited prior to applying the provisions of paragraphs (a), (b), and (c) above, and any such forfeited amount shall be applied in accordance with paragraph (c) above."

         7. Effective as of January 1, 1995, by deleting the first sentence that immediately follows subparagraph 10.4(b)(ii).
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         8. Effective as of September 1, 1995, by adding the following subparagraph (iv) to the plan immediately after subparagraph 12.4(b)(iii) thereof:

         "(iv) In accordance with procedures established by the committee, distributions of company stock (or the proceeds from the sale thereof) shall be made as soon as practicable following the end of each plan year."

         9. Effective as of September 1, 1995, by adding the following new subsection 20.8 to the plan immediately after subsection 20.7 thereof:

                  "20.8. MINIMUM VESTING. For any plan year in which the plan is a top-heavy plan, a participant's vested percentage in the participant's employer contribution accounts shall not be less than the percentage determined under the following table:

           YEARS OF VESTED
           CREDITED SERVICE                  PERCENTAGE
           ----------------                  ----------
         Less than 2                              0%
                   2                             20%
                   3                             40%
                   4                             60%
           5 or more                            100%


         If the foregoing provisions of this subsection 20.8 become effective, and the plan subsequently ceases to be a top-heavy plan, each participant who then has completed three or more years of credited service may elect to continue to have the vested percentage of the participant's employer contribution accounts under the plan determined under the provisions of this subsection 20.8. Such election shall be made no later than 60 days after the later of (i) the first day of the plan year in which the plan ceases to be a top-heavy plan or (ii) the date participants are notified in writing of the change in the plan's status and of their right to make such
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         election. Any portion of a participant's accounts that was nonforfeitable before the plan ceased to be a top-heavy plan shall remain nonforfeitable."

         10. Effective as of September 1, 1995, by adding the following at the end of subparagraph A-3(b) of Supplement A to the plan:

         "A Loewi participant may elect to waive the pre-retirement survivor annuity provided under this subparagraph A-3(b) before attaining age 35; however, the pre-retirement survivor annuity will be reinstated as of the first day of the plan year in which the Loewi participant attains age 35. If at that time, the Loewi participant still wishes to waive the pre-retirement survivor annuity, the Loewi participant must make another written election to waive the pre-retirement survivor annuity. An election to waive the pre-retirement survivor annuity may be revoked by a Loewi participant at any time prior to his death."

         11. Effective as of September 1, 1995, by adding the following at the end of subparagraph A-4(b) of Supplement A to the plan:

         "A KCC participant may elect to waive the pre-retirement survivor annuity provided under this subparagraph A-4(b) before attaining age 35; however, the pre-retirement survivor annuity will be reinstated as of the first day of the plan year in which the KCC participant attains age 35. If at that time, the KCC participant still wishes to waive the pre-retirement survivor annuity, the KCC participant must make another written election to waive the pre-retirement survivor annuity. An election to waive the pre-retirement survivor annuity may be revoked by a KCC participant at any time prior to his death."

         IN WITNESS WHEREOF, the undersigned duly authorized member of the committee has caused the foregoing amendment to be executed this day of September, 1996.




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                                        On behalf of the committee as aforesaid